UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 27, 2009

MICREL, INCORPORATED
(Exact name of Registrant as Specified in its Charter)

California	001-34020	94-2526744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131
(Address of Principal Executive Offices)

(408) 944-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 27, 2009, the Board of Directors (the “Board”) of Micrel, Incorporated (the “Company”) voted unanimously to amend the Company’s Corporate Governance Guidelines (as amended, the “Guidelines”) to add a director resignation policy in uncontested elections.  The Guidelines now provide that, in an uncontested election, any director who is nominated for election to the Board at a shareholder meeting who receives more votes “withheld” from than votes “for” his or her election, but who is nevertheless elected under the plurality vote standard of the California General Corporation Law, must promptly tender his or her resignation to the Board after the certification of the shareholder vote at such meeting. The Board’s Nominating and Corporate Governance Committee (the “Governance Committee”) would then consider the director’s resignation and recommend to the Board whether to accept or reject the tendered resignation. The Board would then act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote and publicly disclose its decision-making process and its decision regarding whether to accept the directors resignation offer (and the reasons for not accepting the resignation offer if applicable).  The Board may amend the Guidelines in its discretion at any time.  A copy of the Guidelines, as amended, will be made available shortly on the Company’s website at http://www.micrel.com.  No portion of this website is incorporated by reference into this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 1, 2009                                                                           MICREL, INCORPORATED

By:                     /s/ Robert J. Barker
Name:               Robert J. Barker
Title:                 Vice President, Corporate Business
    Development and Human Resources;
    Corporate Secretary